Exhibit 10.1

Execution Version

May 7, 2021

Electric Last Mile, Inc.
2541 High Meadow Circle
Suite 170
Auburn Hills, MI 48362

Re: Satisfaction or Amendment of Certain Closing Conditions in Merger Agreement; Approval of Entry into Material Agreement

Dear Sir or Madam:

Reference is hereby made to that certain Agreement and Plan of Merger (as amended from time to time in accordance with its terms, the “Merger Agreement”), dated as of December 10, 2020, by and among Forum Merger III Corporation, a Delaware corporation (“Parent”), ELMS Merger Corp., a Delaware corporation and a wholly owned Subsidiary of Parent, Electric Last Mile, Inc., a Delaware corporation (the “Company”), and Jason Luo, in the capacity as the initial Stockholder Representative hereto. Capitalized terms used in this letter without definition have the respective meanings given to them in the Merger Agreement.

Parent hereby confirms to the Company the following:

1.	The condition to Parent’s obligations to consummate the Merger set forth in the first sentence of Section 6.2(f) of the Merger Agreement has been satisfied in full.

2.	The conditions to Parent’s obligations to consummate the Merger set forth in Section 6.2(g) of the Merger Agreement shall be waived upon the Company’s delivery to Parent of evidence (in form and substance reasonably satisfactory to Parent) of the mutual written agreement of the Company and SERES as to the date and time of the Possession Date (as defined in the Asset Purchase Agreement) which shall be no later than two (2) Business Days following the Closing Date, at which time (i) SERES will deliver possession of the Property (as defined in the Asset Purchase Agreement) to the Company in accordance with the Asset Purchase Agreement, and (ii) SERES will sublease the Subleased Real Property (as defined in the Asset Purchase Agreement), with the consent of the prime landlord thereunder, in accordance with the Asset Purchase Agreement.

3.	For purposes of the Merger Agreement (including, but not limited to, determining whether the conditions to Parent’s obligations to consummate the Merger set forth in the second sentence of Section 6.2(f) of the Merger Agreement have been satisfied at or prior to Closing): (a) the defined term “Key Contract” shall be deemed to exclude reference to the Transition Services Agreement and the SERES Exclusive Patent License Agreement; (b) each reference to the SERES Lease Agreement shall instead be deemed to refer to the “Agreement of Purchase and Sale” attached hereto as Exhibit A (the “Asset Purchase Agreement”); and (c) each reference to the Sokon Supply Agreement” shall instead be deemed to refer to the “Supply Agreement” attached hereto as Exhibit B.

4.	For purposes of Section 7.1(g) of the Merger Agreement, each of the “Key Contracts” have been executed by each of the parties thereto in form and substance acceptable to Parent (in Parent’s sole discretion).

5.	Pursuant to Section 5.1, Parent approves of the Company entering into the Services Agreement attached hereto as Exhibit C.

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Sincerely,

forum merger iii corporation

By:	/s/ Marshall Kiev
Name: Marshall Kiev
Title: Co-CEO and President

cc:

Foley & Lardner LLP
111 Huntington Avenue
Suite 2500
Boston, MA 02199
Email: pbroude@foley.com
Attn: Paul D. Broude

[Signature Page to Letter]

Exhibit A

Agreeement OF PURCHASE AND SALE

[See Attached]

EXhibit B

SUPPLY Agreement

[See attached]

EXhibit C

SERVICES Agreement

[See attached]

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